Exhibit 99.1 Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100 Mobile: 610-299-6700

NUTRISYSTEM REPORTS FIRST QUARTER 2012 RESULTS

Board of Directors declares first quarter dividend of 17.5 cents per share

Fort Washington, PA—May 1, 2012—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended March 31, 2012. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable May 21, 2012, to shareholders of record as of May 11, 2012.

For the quarter ended March 31, 2012:

·	Revenues were $128.5 million, compared to $132.7 million in Q1 2011.

·	Operating loss was $6.8 million, compared to $5.2 million in Q1 2011.

·	Net loss was $4.5 million, compared to $3.4 million in Q1 2011.

·	Loss per diluted share was $0.16, compared to $0.12 per diluted share in Q1 2011.

·	Adjusted EBITDA loss was $2.2 million, compared to adjusted EBITDA profit of $1.1 million in Q1 2011.

·	Cash, cash equivalents and marketable securities were $66.2 million at March 31, 2012.

Joe Redling, Chief Executive Officer said, “Despite a modest dip in revenues and wider than expected first quarter loss, we are essentially on plan from an operational standpoint and tracking to meet our guidance for the year. After a slow start in January, our new creative and promotional strategies drove increasing response and conversion with each passing week of the first quarter. We accelerated marketing spend during the month of March to maintain momentum into the launch of summer shape-up season, a decision that impacted the bottom line in the first quarter but is yielding good operating results in the second quarter.”

Mr. Redling continued, “In addition, two other factors are driving very strong second quarter new customer performance. The unveiling of the planned second phase of our Janet Jackson campaign generated a great deal of excitement and is having a significant impact on customer response and conversion. And the early

Easter meant an earlier start to summer shape-up season than last year. Later this quarter we will unveil a new pricing strategy that we expect to mitigate the impact of promotions on gross margins.”

David Clark, Chief Financial Officer added, “We continue to expect revenue growth in the mid-single digits for 2012, and, excluding one-time charges, we are on plan from an operational standpoint with earnings guidance for the year in the range of 45 to 55 cents per share. We incurred approximately $350,000 onetime pretax charges in the first quarter (or one cent per diluted share after tax), and expect another $7.2 million of one-time charges pretax (or 18 cents per share diluted share after tax), in the second quarter. These charges are related to the upcoming management and board transitions as well as legal and professional fees. For the second quarter, we expect double-digit revenue growth due to strong new customer starts, and earnings per share in the range of 30 to 35 cents per share before one-time items.”

Conference Call and Webcast

Management will host a webcast to discuss first quarter 2012 financial results today at 4:30 PM Eastern time. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website. Interested parties unable to access the conference call via the webcast may dial 1-719-325-2286, and reference conference ID 2172346. A replay of the conference call will be available on the Company website for 30 days following the event.

About Nutrisystem

Having helped Americans lose millions of pounds over the last 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) is a leading authority on nutrition research and the science of weight loss and is also the number one home delivery weight loss company. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for women, men, vegetarians, seniors and diabetics. Nutrisystem plans include a variety of great tasting, satisfying, balanced meals delivered right to your door. The Fort Washington, PA-based Company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers as well as mobile apps. Nutrisystem is available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2012 second quarter and full year guidance, upcoming new pricing strategy and management transition, are forward-looking statements within the meaning of Section 27A of the Securities

Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	~~-----------------------------------------~~
	2012	2011

REVENUE	$128,517	$ 132,672

COSTS AND EXPENSES:
Cost of revenue	70,529	63,827
Marketing	45,468	49,185
General and administrative	16,514	21,843
Depreciation and amortization	2,836	3,008

Total costs and expenses	135,347	137,863

Operating loss	(6,830)	(5,191)
INTEREST EXPENSE, net	(274)	(287)
Loss before income taxes	(7,104)	(5,478)
INCOME TAX BENEFIT	(2,623)	(2,054)
Net loss	$(4,481)	$(3,424)

BASIC LOSS PER COMMON SHARE	$(0.16)	$(0.12)
DILUTED LOSS PER COMMON SHARE	$(0.16)	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,321	26,802
Diluted	27,321	26,802

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175

.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,115	$47,594
Marketable securities	10,061	10,013
Receivables	13,868	11,198
Inventories, net	25,870	31,514
Prepaid income taxes	5,699	3,350
Deferred income taxes	2,108	1,584
Supplier advances	1,901	2,637
Other current assets	6,794	9,011

Total current assets	122,416	116,901

FIXED ASSETS, net	30,074	29,771
OTHER ASSETS	4,992	3,682
Total assets	$157,482	$150,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$43,659	$32,581
Accrued payroll and related benefits	3,156	679
Deferred revenue	3,487	2,916
Other accrued expenses and current liabilities	5,365	4,486

Total current liabilities	55,667	40,662
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	4,704	4,734
Total liabilities	90,371	75,396

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no
shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized;
shares issued – 28,390,018 at March 31, 2012 and 28,180,705 at
December 31, 2011)	28	28
Additional paid-in capital	11,666	10,091
Retained earnings	55,513	64,931
Accumulated other comprehensive loss	(96)	(92)

Total stockholders’ equity	67,111	74,958

Total liabilities and stockholders’ equity	$157,482	$ 150,354

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	~~-------------------------------------~~
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,481)	$(3,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,836	3,008
Loss (gain) on disposal of fixed assets	6	(28)
Share–based compensation expense	1,845	3,369
Deferred income tax (benefit) expense	(904)	287
Realized loss on sales of marketable securities	0	26
Changes in operating assets and liabilities:
Receivables	(2,670)	(3,341)
Inventories, net	5,644	4,281
Supplier advances	(563)	(68)
Other assets	2,256	3,012
Accounts payable	9,854	6,572
Accrued payroll and related benefits	2,477	(1,038)
Deferred revenue	571	325
Income taxes	(1,916)	(2,228)
Other accrued expenses and liabilities	117	2,579
Net cash provided by operating activities	15,072	13,332
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(28)	(54)
Proceeds from sales of marketable securities	0	20,897
Capital additions	(1,345)	(1,384)
Proceeds from the sale of fixed assets	0	58
Net cash (used in) provided by investing activities	(1,373)	19,517
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	9	128
Taxes related to equity compensation awards, net	(250)	(443)
Payment of dividends	(4,937)	(4,851)
Net cash used in financing activities	(5,178)	(5,166)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,521	27,683
CASH AND CASH EQUIVALENTS, beginning of period	47,594	20,376
CASH AND CASH EQUIVALENTS, end of period	$56,115	$48,059

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended March 31,

	2012	2011

Adjusted EBITDA	$(2,243)	$1,144
Non-cash employee compensation
expense	(1,751)	(3,327)
Interest expense, net	(274)	(287)
Income tax benefit	2,623	2,054
Depreciation and amortization	(2,836)	(3,008)

Net loss	$(4,481)	$(3,424)

Adjusted EBITDA is defined as net loss excluding non-cash employee compensation, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.